Exhibit 99.1

CHARLOTTE RUSSE ANNOUNCES

CHANGE TO ITS BOARD OF DIRECTORS

SAN DIEGO, California, October 19, 2005 – Charlotte Russe Holding, Inc. (Nasdaq/NM: CHIC), a growing mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties, announced today that Mr. Thomas Gould is retiring from the board of directors after having served the company since January 2000.

Mark Hoffman, Chief Executive Officer, commented: “The entire board of directors joins me in thanking Tom for his 6 years of valued service and contribution to the company. We will miss Tom’s spirited and constructive input and wish him the best in his future endeavors.”

Charlotte Russe Holding, Inc. is a growing mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties. The company operated a total of 408 stores in 42 states and Puerto Rico, as of September 24, 2005, comprised of 342 Charlotte Russe stores and 66 Rampage stores. A total of 49 new stores were opened during the fiscal 2005, and one Rampage store was closed during the fourth quarter ended on September 24, 2005.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers, and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the company’s business, is set forth in the Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on May 5, 2005, and any amendments thereto.

CONTACT: Daniel T. Carter, Chief Financial Officer of Charlotte Russe Holding, Inc., 858-490-2430

4645 Morena Boulevard, San Diego, California 92117 Phone 858-587-1500 Fax 858-875-0345